UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 30, 2008
IndieMV Media Group, Inc.
(Exact name of registrant as specified in its charter)
Nevada	000-52492	98-0461476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Suite 302, 1275 Hamilton Street		V6B 1E2
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		778-737-8228
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective December 30, 2008, we entered into a release and settlement agreement between our company, South American Business Development Corporation, Ricardo Khayatte and Ricardo Khayatte, Jr., wherein South America Business Development, Ricardo Khayatte and Ricardo Khayatte, Jr. have agreed to the cancellation of an aggregate of 13,957,176 shares of common stock of our company and the termination of all agreements with our company.  Additionally, pursuant to the terms of the release and settlement agreement, Ricardo Khayatte, Jr. has resigned as a director and officer of our company.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective December 30, 2008, Ricardo Khayatte, Jr. has resigned as president, chief executive officer, treasurer, secretary and a director of our company and Andrew Hamilton has been appointed interim president, chief executive officer, treasurer and secretary.

Our board of directors now consists solely of Andrew Hamilton.

Item 9.01	Financial Statements and Exhibits
10.1	Release and Settlement Agreement dated December 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIEMV MEDIA GROUP, INC.

/s/ Andrew Hamilton
Andrew Hamilton
President
Date: January 06, 2009